EXHIBIT 10.6

LEASE EXPANSION AND AMENDING AGREEMENT

THIS AGREEMENT is dated for reference the 10th day of November, 2005

BETWEEN:

NEWVEST REALTY CORPORATION 1055 Dunsmuir Street, Suite 1800 Four Bentall Centre Vancouver, British Columbia V7X 1B1

(the “Landlord”)

OF THE FIRST PART

AND:

THE ACTIVE NETWORK, LTD., a body corporate, having a business office at Suite 300, 6400 Roberts Street, Burnaby, British Columbia V5G 4C9

(the “Tenant”)

OF THE SECOND PART

WHEREAS:

A. By a lease made the 13th day of September, 1999 (the “Original Lease”), HOOPP Realty Inc. (the “Original Landlord”), as landlord, leased to the Tenant (formerly known as Escom Software Services Ltd. and Class Software Solutions Ltd.), for a term (the “Original Term”) of five (5) years commencing on the 1st day of December, 1999 and ending on the 30th day of November, 2004, certain premises, known as Suite 300 and located on the third floor of the building civically described as 6400 Roberts Street, Burnaby, British Columbia (the “Buildings”), containing a certified area of 16,292 square feet (the “Original Premises”), all upon the further terms and conditions contained in the Original Lease;

B. The Landlord herein succeeded to the interest of the Original Landlord in and to the Original Lease and in and to the Original Premises, becoming the landlord under the Original Lease;

C. By an agreement dated for reference the 25th day of June, 2004 (the “Expansion and Extension Agreement”), the Landlord and the Tenant agreed:

(i)	that the Tenant shall lease from the Landlord additional premises on the fourth floor of the Building (the “First Expansion Premises”) for a term of six (6) years, commencing on the 1st day of December, 2004 and ending on the 30th day of November, 2010 (the “First Expansion Premises Term”); and

(ii)	to extend the Original Term for the Original Premises for a further period of six (6) years, commencing on the 1st day of December, 2004 and ending on the 30th day of November, 2010 (the “Extended Term”),

all upon the further terms and conditions contained in the Expansion and Extension Agreement;

D. The Original Lease together with the Expansion and Extension Agreement is herein collectively referred to as the “Lease” and the Original Term together with the First Expansion Premises Term and the Extended Term is herein collectively referred to as the “Term”;

E. By an indenture dated for reference the 26th day of October, 2004, the Landlord consented to the sale and transfer of all of the issued and outstanding shares of the Tenant (the “Share Transfer”) which Share Transfer was effective September 30, 2004;

F. The First Expansion Premises were surveyed and the Rentable Area of the First Expansion Premises is determined to be 947 square feet, such determination to be effective December 1, 2004;

G. The parties have agreed that the Tenant shall lease from the Landlord additional premises adjacent to the First Expansion Premises (the “Second Expansion Premises”) containing a certified Rentable Area of 963 square feet for a term of five (5) years and five (5) months, commencing on the 1st day of July, 2005 and ending on the 30th day of November, 2010, all as more fully set out herein; and

H. The parties have agreed to amend the Lease as herein set out.

WITNESS that in consideration of the covenants and agreements hereinafter contained, the Landlord and the Tenant hereby agree as follows:

PART 1

DEFINITIONS AND INTERPRETATION

1.1 The parties confirm that the recitals to this Agreement are true and correct in substance and in fact.

1.2 Capitalized terms used in this Agreement and not defined herein Shall have the meaning set out in the Lease.

PART 2

EXPANSION OF PREMISES

2.1 The Landlord demises and leases unto the Tenant and the Tenant demises and leases from the Landlord the Second Expansion Premises shown outlined in blue on the plan attached to this Agreement. With respect to the leasing of Second Expansion Premises the parties hereto hereby covenant, acknowledge and agree that:

(a)	the Tenant will accept the Second Expansion Premises in an “as is, where is” condition excepting only the following which the Landlord will provide and install at the Landlord’s expense and to its base building standard:

(i)	a demising wall in the location indicated on the plan attached to this Agreement, taped, sanded and ready for the Tenant’s finishes.

(b)	except as provided in subparagraph (a) above, the Landlord has no further responsibility or liability for making any further renovations, alterations or improvements in or to the Second Expansion Premises. The Landlord makes no representation or warranty with respect to the usability of any existing phone lines and/or data cables within the Second Expansion Premises. The Tenant, at its expense, shall be responsible for all modifications required to reuse such phone lines and/or data cables;

(c)

all further renovations, alterations or improvements in or to the Second Expansion Premises are the sole responsibility of the Tenant and shall be undertaken and completed at the Tenant’s expense and are subject to the Landlord’s prior written approval and shall be made to accordance with the Sperling Plaza Tenant Guidelines manual (the “Tenant’s

Work”). It is understood and agreed that the Landlord’s contractor shall be utilized for all changes to the mechanical, electrical and life safety systems. All design and consultants’ fees and permits are to the Tenant’s account. Should the Tenant require additional utilities, additional heating, ventilation or air conditioning because of the nature of its business, in excess of those already provided to the Second Expansion Premises, then the Tenant shall be responsible for the cost of installing and/or supplying such additional utilities, subject to the Landlord’s prior approval;

(d)	the Tenant will have a Rent free period (the “Second Expansion Premises Fixturing Period”) commencing the June 1, 2005 and ending June 30, 2005 for the purposes of completing the Tenant’s Work so that the Second Expansion Premises are ready for the Tenant’s day-to-day business. All terms of the Lease shall be applicable from the date the Tenant takes possession of the Second Expansion Premises save for the payment of all Rent, which shall be payable July 1, 2005. No construction or demolition work shall commence until proof of the Tenant’s insurance has been provided to the Landlord. The Second Expansion Premises Fixturing Period shall only apply to the Second Expansion Premises and for greater certainty, all Rent shall continue to be payable on the Original Premises and the First Expansion Premises in accordance with the terms of the Lease;

(e)	the term of the Lease for the Second Expansion Premises shall be five (5) years and five (5) months, commencing on the 1st day of July, 2005 and ending on the 30th day of November, 2010 and all other terms and conditions contained in the Lease shall apply to the Second Expansion Premises including the Tenant’s right of early termination as provided by Schedule “D”, paragraph 5 and the Tenant’s option to extend as provided by Schedule “D”, paragraph 6, except as amended by Part 3 of this Agreement, as and from July 1, 2005; and

(f)	the Lease shall be amended pursuant to the amendments contained in Part 3 of this Agreement.

PART 3

AMENDMENTS TO LEASE

3.1 The parties acknowledge and agree that as and from the 1st day of July, 2005, the Lease is amended as follows:

(a)	Section 1.01 of the Lease, being the Basic Terms, is amended as fellows:

(i)	Subparagraph (d) is deleted in its entirety and replaced with the following:

“(d) Leased Premises:

The whole of the 3rd floor (the “Original

Premises”) and a portion of the 4th floor in two

phases (the “First Expansion Premises” and the

“Second Expansion Premises”) of Sperling

Plaza, 6400 Roberts Street, Burnaby, British Columbia.”

(ii)	Subparagraph (e) is deleted in its entirety and replaced with the following:

“(e) Rentable Area of Leased Premises:	A total certified Rentable Area of 18,202 square feet, being comprised of the Original Premises having a certified Rentable Area of 16,292 square feet, and the First Expansion Premises having a certified area of 947 square feet, and the Second Expansion Premises having a certified Rentable area of 963 square feet.”.

(iii)	Subparagraph (g) is deleted in its entirety and replaced with the following:

“(g)	Minimum Rent (section 5.01):

(i)	As and from July 1, 2005 to and including November 30, 2005, $182,020.00 per annum, $15,168.33 per month, based upon an annual rate of $10.00 per square foot of the Rentable Area of the Leased Premises;

(ii)	As and from December 1, 2005 to and including November 30, 2007, $190,639.50 per annum, $15,886.83 per month, based upon an annual rate of $10.50 per square foot of the Rentable Area of the Original Premises and the First Expansion Premises and $10.00 per square foot of the Rentable Area of the Second Expansion Premises; and

(iii)	As and from December 1, 2007 to and including November 30, 2010, $200,222.00 per annum, $16,685.17 per month, based upon an annual rate of $11.00 per square foot of the Rentable Area of the Leased Premises.”.

(b)	The Tenant’s Proportionate Share amount calculated in accordance with Section 2.01 of the Lease will be correspondingly revised and all other per square foot payments (but not the rates) required to be made by the Tenant shall change accordingly and any necessary adjustments made.

(c)	Schedule “A” to the Lease is amended by deleting the plan attached as page 2 and replacing with the plan attached to this Agreement which shall be added to and form a part of the Lease.

(d)	Schedule “D” to the Lease is amended as follows:

(i)	Paragraph 2 is re-titled “FREE MINIMUM RENT FOR THE ORIGINAL PREMISES AND THE FIRST EXPANSION PREMISES”

(ii)	Paragraph 3 is re-titled “Tenant Improvement Allowance for the Original Premises and the First Expansion Premises”

(iii)	The following shall be added to Schedule “D” as paragraphs 8, 9 and 10:

“8.	TENANT IMPROVEMENT ALLOWANCE FOR THE EXPANSION PREMISES

Provided the Tenant is not in default, the Landlord shall provide the Tenant with an improvement allowance which shall be solely applied to fixturing and modifying the Second Expansion Premises in the amount of $8.99 per square foot of Rentable Area of the Second Expansion Premises plus Goods and Services Tax (the “Second Expansion Premises Allowance”). Such Second Expansion Premises Allowance to be payable after provision of satisfactory evidence of payment of all of the Tenant’s contractors in full by the Tenant including but not limited to a statutory declaration that all fees and payments resulting from the modification and fixturing of the Second Expansion Premises have been made and provided the Lease Expansion and Amending Agreement dated November 10, 2005 has been fully executed and the Tenant has fully occupied the Second Expansion Premises and commenced business operations therein.

9.	FREE MINIMUM RENT FOR THE SECOND EXPANSION PREMISES

Notwithstanding anything to the contrary herein contained, but subject to the Tenant being in occupancy and not in default, the Landlord shall provide the Tenant with twelve (12) months free Minimum Rent with respect to the Second Expansion Premises. The free Minimum Rent for the Second Expansion Premises shall be applied by the, Landlord against the payment of Minimum Rent accruing due for the Second Expansion Premises during the calendar months of:

DECEMBER 2005 THROUGH TO AND INCLUDING MARCH 2006;

DECEMBER 2006 THROUGH TO AND INCLUDING MARCH 2007; AND

DECEMBER 2007 THROUGH TO AND INCLUDING MARCH 2008;

of the Term and Sections 1.01(g) and 5.01 of the Lease shall be deemed to have been amended accordingly. For greater certainty, the Tenant acknowledges and agrees that notwithstanding the period of free Minimum Rent set out above it shall remain responsible for payments of all other amounts owing under the Lease.

10.	PRIVACY STATEMENT

The Tenant consents to Bentall Real Estate Services Limited Partnership (“Bentall”), as managing agent on behalf of the Landlord, collecting, using and disclosing the personal information in the Lease or otherwise collected by or on behalf of Bentall or its agents, affiliates, or service providers, for the purposes of:

(a)	determining the suitability of the Tenant, both for the Term and any renewal or extension thereof;

(b)	taking action for collection of Rent in the event of default by the Tenant;

(c)	facilitating the pre-authorized payment plan pursuant to Schedule “D” paragraph 1 of the Lease; and

(d)	as otherwise provided in Bentall’s Privacy Policy, a copy of which is available at www.bentall.com.

Consent under the Lease includes consent to the disclosure by the Landlord of such information to credit agencies, collection agencies and existing or potential lenders, investors and purchasers. The Tenant also consents to, and confirms its authority to consent to, Bentall’s collection, use, and disclosure, for such purposes, of personal information about employees of the Tenant and other individuals whose personal information is provided to or collected by Bentall as managing agent on behalf of the Landlord in connection with the Lease.”

PART 4

MISCELLANEOUS PROVISIONS

4.1 The Tenant represents and warrants that it has the right, full power and authority to agree to these amendments to the Lease, and other provisions contained in this Agreement.

4.2 The parties confirm flat in all other respects, the terms, covenants and conditions of the Lease remain unchanged and in full force and effect, except as modified by this Agreement.

4.3 This Agreement and everything herein contained shall enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first set out above.

THE LANDLORD:

NEWVEST REALTY CORPORATION		)
)
)
)
Per:	/s/ illegible	)
	Authorized Signatory	)
Per:	/s illegible	)
	Authorized Signatory	)

I/We have the authority to bind the corporation

THE TENANT:

THE ACTIVE NETWORK, LTD.		)
)
)
Per:	/s/ Alex Barnetson	)
	Authorized Signatory	)
)
Per:	/s/ illegible	)
	Authorized Signatory	)

I/We have the authority to bind the corporation

SCHEDULE “D”

SPECIAL CLAUSES

1.	PRE-AUTHORIZED PAYMENT PLAN

The Tenant authorizes the Landlord to withdraw monthly Rent payments from the Tenant’s account by way of direct withdrawals, as may be arranged from time to time between financial institutions administering the Tenant’s and the Landlord’s accounts. The Tenant further agrees to execute and provide whatever further documentation, account information, cancelled cheques or otherwise, which are reasonably requested by the Landlord in order to assist the Landlord in the administration of a pre-authorized payment procedure for monies owing or accruing due as Rent under the Lease.

2.	FREE MINIMUM RENT

Notwithstanding anything to the contrary, herein contained, but subject to the Tenant being in occupancy and not in default, the Landlord shall provide the Tenant with sixteen (16) Minimum Rent. The free Minimum Rent shall be applied by the Landlord against the payment of Minimum Rent accruing due during the calendar months of:

DECEMBER 2004 THROUGH TO AND INCLUDING MARCH 2005;

DECEMBER 2005 THROUGH TO AND INCLUDING MARCH 2006;

DECEMBER 2006 THROUGH TO AND INCLUDING MARCH 2007;

DECEMBER 2007 THROUGH TO AND INCLUDING MARCH 2008;

of the Term and Section 1.01(g) and Section 5.01 of the Lease shall be deemed to have been amended accordingly. For greater certainty, the Tenant acknowledges and agrees that notwithstanding the period of free Minimum Rent set out above it shall remain responsible for payments of all other amounts owing under the Lease.

3.	TENANT IMPROVEMENT ALLOWANCE

The Landlord shall pay to the Tenant as a contribution towards the cost of the Tenant’s leasehold improvements, facility upgrades, furniture and equipment (together the “Leasehold Improvements”), installed by or on behalf of the Tenant, the sum of $10.27 multiplied by the Rentable Area of the Leased Premises plus goods and services tax. Such contribution shall be payable to the Tenant when the Leasehold Improvements have been installed and paid for by the Tenant and the Tenant has furnished evidence satisfactory to the Landlord of such installation of the Leasehold Improvements and payment and the Tenant has made a statutory declaration as to the non-existence of any liens.

4.	TENANT’S RIGHT OF FIRST OFFER

The Tenant, provided it is in occupancy of the whole of the Leased Premises and is not in default under the terms of the Lease, shall have a one time right of first offer, with respect to the premises civically described as Suite 400, 6400 Roberts Street and Suite 493, 6400 Roberts Street (collectively the “Additional Premises”), on the terms and conditions and in the manner as follows:

(a)	Upon the Additional Premises becoming available for lease the Landlord will be written notice advise the Tenant of same, such notice to identify the premises in question.

(b)	Upon receipt of the Landlord’s written notice as set out above, the Tenant shall have seven (7) business days to submit to the Landlord an offer to lease (the “Offer”) with respect to the Additional Premises, such Offer to contain the terms under which the Tenant would be prepared to lease the Additional Premises from the Landlord including, without limitation, the basic rent payable and the term. Should the Tenant fail to submit an Offer to the Landlord within such seven (7) business day period, this right of first offer will cease to be of any force or effect with respect to the Additional Premises described in the Landlord’s notice.

(c)	Upon receipt of the Offer, the Landlord shall have seven (7) business days to accept the same, and if the Landlord does so accept the Tenant’s Offer there will be a binding agreement to lease the Additional Premises between the Landlord and the Tenant on the terms set out in the Offer.